UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2015

Electronic Cigarettes International Group, Ltd.

(Exact name of registrant as specified in its charter)

Nevada	000-52745	98-0534859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1707 Cole Blvd., Suite 350, Golden, CO 80401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (616) 384-3272

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A is filed as an amendment (this “Amendment No. 1”) to the Current Report on Form 8-K filed by Electronic Cigarettes International Group, Ltd. (the “Company”) under Items 4.01, 5.01and 8.01 on January 22, 2015. This Amendment No. 1 is being filed to include amendments to employment agreements with named executive officers or directors as required under Item 1.01.

Item 1.01 Entry into a Material Definitive Agreement

Amendment to Employment Agreement with Mr. O’Neill

On September 21, 2015, the Company entered into an amendment (the “O’Neill Amendment”) to its employment agreement with Mr. Daniel J. O’Neill. The O’Neill Amendment amends the existing employment agreement between Mr. O’Neill and the Company that was entered into on March 17, 2015 (the “O’Neill Employment Agreement”).

The O’Neill Amendment amends the O’Neill Employment Agreement by providing for a term of one year with automatic one year extensions, unless terminated by Mr. O’Neill or by the Company.

If the Company terminates Mr. O’Neill’s employment for good reason or because of a change of control, as defined in the O’Neill Employment Agreement, or if the Company terminates Mr. O’Neill’s employment other than for cause, as defined in the O’Neill Employment Agreement, the Company is required to pay him a lump sum consisting of his earned but unpaid base salary through the termination date, a pro-rata annual bonus, the prior year’s annual bonus, to the extent earned but not paid, the amount of any unreimbursed business expenses, any accrued vacation or other pay pursuant to the Company’s vacation policy, to the extent not previously paid, and an amount equal to twelve months of base salary. In addition, all unvested stock options, stock appreciation rights, restricted stock and performance shares held by Mr. O’Neill will immediately expire.

Amendment to Employment Agreement with Mr. Anderson

On September 21, 2015, the Company entered into an amendment (the “Anderson Amendment”) to its employment agreement with Mr. Phil Anderson. The Anderson Amendment amends the existing employment agreement between Mr. Anderson and the Company that was entered into on January 15, 2015 (the “Anderson Employment Agreement”), and disclosed in the Company’s Current Report on Form 8-K filed on January 22, 2015.

The Anderson Amendment amends the Anderson Employment Agreement by providing for a term of one year with automatic one year extensions, unless terminated by Mr. Anderson or by the Company.

If the Company terminates Mr. Anderson’s employment for good reason or because of a change of control, as defined in the Anderson Employment Agreement, or if the Company terminates Mr. Anderson’s employment other than for cause, as defined in the Anderson Employment Agreement, the Company is required to pay him a lump sum consisting of his earned but unpaid base salary through the termination date, a pro-rata annual bonus, the prior year’s annual bonus, to the extent earned but not paid, the amount of any unreimbursed business expenses, any accrued vacation or other pay pursuant to the Company’s vacation policy, to the extent not previously paid, and an amount equal to twelve months of base salary. In addition, all unvested stock options, stock appreciation rights, restricted stock and performance shares held by Mr. Anderson will immediately expire.

The foregoing descriptions of the O’Neill Amendment and the Anderson Amendment do not purport to be complete and are qualified in their entirety by reference to the full texts of the O’Neill Amendment and the Anderson Amendment, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No.1 to Employment Agreement with Daniel J. O’Neill, dated September 21, 2015
10.2	Amendment No.1 to Employment Agreement with Phil Anderson, dated September 21, 2015

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2015		ELECTRONIC CIGARETTES INTERNATIONAL GROUP, LTD.

	By:	/s/ James Geiskopf
Name: James Geiskopf Title: Director

3